Filed Pursuant to Rule 433
                                                 Registration No.: 333-130408-06



ML-CFC 2007-5 - New Issue $4.417bn Fixed Rate CMBS

ML-CFC Commercial Mortgage Trust 2007-5
Commercial Mortgage Pass-Through Certificates, Series 2007-5

Bookrunners:      Merrill Lynch, Countrywide
Co-Lead Managers: Merrill Lynch, Countrywide
Co-Managers:      KEY, IXIS, Bear, BofA
Rating Agencies:  Fitch, Moody's, S&P


Size       ($MM)            F/M/S                 WAL         PX Lv        COUPON        PRICE         YIELD         CUSIP
-----------------------------------------------------------------------------------------------------------------------------
A2         63.315           AAA/Aaa/AAA           4.87        S+21         5.282         100.54695     5.1722       55312YAB8
A3         153.428          AAA/Aaa/AAA           7.61        S+28         5.364         100.54497     5.3083       55312YAC6
ASB        187.053          AAA/Aaa/AAA           7.39        S+28         5.362         100.54516     5.3031       55312YAD4
A4         1,090.152        AAA/Aaa/AAA           9.76        S+26         5.378         100.54520     5.3433       55312YAE2
AM         341.702          AAA/Aaa/AAA           9.83        S+30         5.419         100.54793     5.3850       55312YAG7
AJ         211.490          AAA/Aaa/AAA           9.91        S+33         5.450         100.54731     5.4171       55312YAH5
B          77.297           AA/Aa2/AA             9.91        S+36         5.479         100.54259     5.4472       55312YAJ1
C          33.128           AA-/Aa3/AA            9.91        S+39         5.509         100.54583     5.4772       55312YAK8
D          77.298           A/A2/A                9.91        S+44         5.558         100.54366     5.5272       55312YAL6
X          190.838 pcds     AAA/Aaa/AAA           8.92        T+105        0.736         4.32052       5.5801       55312YBD3


----------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408. Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, IXIS Securities North America Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc. and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

- disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; - disclaimers of responsibility or liability;

- statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; - language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; - statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and - a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

ML-CFC Commercial Mortgage Trust 2007-5
Commercial Mortgage Pass-Through Certificates, Series 2007-5

Bookrunners: Merrill Lynch, Countrywide
Co-Lead Managers: Merrill Lynch, Countrywide
Co-Managers: KEY, IXIS, Bear, BofA
Rating Agencies: Fitch, Moody's, S&P

Class Size($MM) F/M/S WAL PX Lv COUPON PRICE YIELD CUSIP

A1 87.368 AAA/Aaa/AAA 2.76 S+10 4.275 97.99767 5.0658 55312YAA0

----------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408. Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, IXIS Securities North America Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc. and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:
- disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; - disclaimers of responsibility or liability;
- statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; - language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; - statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and - a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

ML-CFC Commercial Mortgage Trust 2007-5
Commercial Mortgage Pass-Through Certificates, Series 2007-5

Bookrunners: Merrill Lynch, Countrywide
Co-Lead Managers: Merrill Lynch, Countrywide
Co-Managers: KEY, IXIS, Bear, BofA
Rating Agencies: Fitch, Moody's, S&P

Class Size($MM) F/M/S WAL PX Lv COUPON PRICE YIELD CUSIP

A1A 1,205.597 AAA/Aaa/AAA 9.35 S+26 5.371 100.54492 5.3327 55312YAF9

----------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408. Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, IXIS Securities North America Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc. and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:
- disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; - disclaimers of responsibility or liability;
- statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; - language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; - statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and - a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.